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                                 EXHIBIT 10.11

                               AMENDMENT 99-1 TO
                   THE PACIFIC CENTURY FINANCIAL CORPORATION
                 STOCK OPTION PLAN OF 1988 AND RELATED AWARDS
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          In accordance with Article 13 of the Pacific Century Financial
Corporation Stock Option Plan of 1988 (hereinafter "Plan"), the Plan and related awards are hereby amended by this Amendment No. 99-1, effective as of the date of adoption by the Board of Directors, in the following respects:

          1. Section 2 of the Plan shall be amended by adding the following text at the end of paragraph (a) thereof:

     Notwithstanding any other provision of the Plan (and without limiting the Committee's authority), in connection with any action concerning grants of awards to or a transactions by participants who would be classified as insiders of the Corporation by applicable rules of the Securities and Exchange Commission, the Committee may adopt such procedures as it deems necessary or desirable to assure the availability of exemptions from
     Section 16 of the Securities Exchange Act afforded by Rule 16b-3 thereunder or any successor rule. Without limiting the foregoing, in connection with approval of any transaction by any such insider involving a grant, award or other acquisition from the Corporation, or involving the disposition to the Corporation of the Corporation's equity securities, the Committee may delegate its approval authority to a subcommittee thereof comprised of two or more "Non-Employee Directors" (as defined in Rule 16b-3), or take action by the affirmative vote of two or more Non-Employee Directors (with all other members of the Committee abstaining or recusing themselves from participating in the matter), or refer the matter to the full Board of Directors for action.

          2. Section 7 of the Plan shall be amended by revising the next-to-last sentence of paragraph (b) thereof so as to read in its entirety as follows:

     Election of an alternative settlement method involving the receipt of cash shall be subject to the approval by the Committee or a subcommittee thereof, which approval may be made subject to limitations or conditions, may be given in advance of or following an election by the participant, and may be granted or withheld by the Committee or subcommittee in its sole discretion with or without cause.

          3. Section 7(e) shall be amended by revising subparagraph (2) thereof so as to read in its entirety as follows:
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          (2) The Corporation may withhold from the Common Stock that is subject to the exercise of the option shares having a fair market value equal to the amount required to satisfy the withholding requirements;

          4. Section 7(e) shall be amended by revising the text following subparagraph (4) so as to read in its entirety as follows:

     No certificate for Common Stock acquired pursuant to the exercise of an option may be issued by the Corporation until the appropriate amount of taxes has been withheld by the Corporation. In the event a person fails to elect a method of satisfying the withholding requirements, then the Corporation shall withhold all applicable taxes from the person's salary or other cash compensation. The value of Common Stock for purposes of subparagraph (2) shall be determined on the date of withholding and shall be the fair market value (as determined under Section 4 of this Plan) of the stock on the previous business day.

          5. Each outstanding award under the Plan held by a participant who is classified as an insider by the Securities and Exchange Commission shall be amended to the extent necessary to conform such award to the amendments to the Plan set forth above. Without limiting the foregoing, each such award shall be amended by (i) amending clause "(a)" of the last sentence of Section 6.4 thereof so as to read "(a) an alternative settlement method involving the receipt of cash shall be subject to approval by the Committee or a subcommittee thereof, which approval may be made subject to limitations or conditions, may be given in advance of or following the participant's request referred to in Section 6.3, and may be granted or withheld by the Committee or subcommittee in its sole discretion with or without cause; and", and (ii) deleting Section 6.5 and each reference in the award to Section 6.5.